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                              EMPLOYMENT AGREEMENT

       This EMPLOYMENT AGREEMENT (the "Employment Agreement" or this "Agreement") dated as of May 13, 1999, between Novavax, Inc., a Delaware corporation having its principal office at 8320 Guilford Road, Columbia, Maryland 21046 (the "Company") and John A. Spears ("Employee") residing at 5 White Pine Lane, Guilford, Connecticut 06437.

       The Company and Employee hereby agree as follows:

       1. Employment. The Company hereby employs Employee and Employee hereby accepts employment upon the terms and conditions hereinafter set forth. (As used throughout this Agreement, "Company" shall mean and include any and all of its present and future subsidiaries and any and all subsidiaries of a subsidiary.) Employee warrants that he is free to enter into and perform this Agreement and is not subject to any employment, confidentiality, non-competition or other agreement which prohibits, restricts, or would be breached by either his acceptance of or his performance under this Agreement.

       2. Duties. Employee shall devote his full business time to the performance of services as President and Chief Executive Officer and such other senior management services as may from time to time be designated by the Company's Board of Directors. During the term of this Agreement, Employee's services shall be completely exclusive to the Company and he shall devote his entire business time, attention and energies to the business of the Company and the duties to which the Company shall assign him from time to time; provided, however, that nothing contained herein shall prevent Employee from being a passive investor in any business or venture, except as prohibited pursuant to
Section 10 hereof. Employee agrees to perform his services faithfully and to the best of his ability and to carry out the policies and directives of the Company. Employee agrees to take no action which is in bad faith and prejudicial to the interests of the Company during his employment hereunder. Employee shall be based in Columbia, Maryland but he may be required from time to time to perform duties hereunder for reasonably short periods of time outside said area.

       3. Term. The term of this Agreement shall be a period beginning on May 17, 1999 and ending May 16, 2002, provided, however, that this Agreement shall be automatically extended for periods of one year after such date, unless and until the Company or Employee shall have delivered to the other written notice of its or his election to terminate this Agreement as of May 16, 2002, or as of the end of any such one-year extension period, such notice to be delivered at least 30 days prior to the date of termination (the "Term").

       4. Compensation.

              (a) Base Compensation. For all Employee's services and covenants under this Agreement, the Company shall pay Employee an initial annual and minimum salary of $250,000, subject to annual review by the Board of Directors of the Company and payable in accordance with the Company's payroll policy as constituted from time to time.

              (b) Performance Bonus. In addition to the base compensation payable to Employee, the Employee shall be eligible to receive an annual performance bonus in such amount, if any, as the Compensation and Stock Option Committee of the Company's Board of Directors (or any committee of the Board of Directors which shall replace such committee, or in the absence of any such committee, the Board of Directors) shall, in its sole discretion, deem appropriate. Such determination will be based, in part, upon the achievement of certain specified goals, which shall be determined in consultation with the Employee. Payment of the performance bonus, if any, will be made in cash or restricted stock of the Company, or a combination thereof, at the discretion of the Board of Directors, within 60 days following the end of the Company's fiscal year.


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              (c) Stock Options. In connection with his employment, Employee has received stock options to purchase 400,000 shares of the Company's Common Stock, $.01 par value, at an exercise price equal to the closing price of the Company's Common Stock on the date of grant, May 7, 1999. The options are subject to a Incentive Stock Option Agreement (and, to the extent required by the Internal Revenue Code, a Non-Statutory Stock Option Agreement) which includes an option vesting schedule as follows: one-third of the shares shall vest on May 7, 2000, one-third of the shares shall vest on May 7, 2001 and one-third of the shares shall vest on May 7, 2002. Employee will also be eligible to receive additional stock options annually, based on job performance, in an amount to be determined by the Compensation and Stock Option Committee of the Board of Directors at the December Board meetings.

       5. Reimbursable Expenses.

              (a) Employee is expected to relocate to the Columbia, Maryland area within six months of the date hereof, for which the Company will reimburse Employee, or cover expenses in connection with a relocation management service program established by the Company, for actual moving expenses in an amount not to exceed $50,000, which expenses may include those related to the sale and purchase of Employee's residence.

              (b) Employee shall be entitled to reimbursement for reasonable expenses incurred by Employee in connection with the performance of his duties hereunder upon receipt of vouchers therefor in accordance with such procedures as the Company has heretofore or may hereafter establish.

       6. Employee Benefits.

              (a) Employee shall be entitled to four weeks of paid vacation time per year, calculated on a calendar year basis in accordance with Company policies in effect from time to time.

              (b) Employee shall be entitled to participate in all group insurance programs, stock option plans or other fringe benefit plans which the Company may now or hereafter in its sole and absolute discretion make available generally to its employees, but the Company shall not be required to establish any such program or plan.

       7. Termination of Employment. Notwithstanding any other provision of this Agreement, Employee's employment may be terminated:

              (a) By the Company, in the event of (i) Employee's willful failure or refusal to perform in all material respects the services required of him hereby, or his willful failure or refusal to carry out any proper direction by the Board of Directors with respect to the services to be rendered by him hereunder or the manner of rendering such services, or his willful misconduct in the performance of his duties hereunder, in each case after a specific written warning with regard thereto, which shall include a statement of corrective actions and a 30 day period for the Employee to respond and implement such actions, has been given to Employee by the Board of Directors, or (ii) Employee's commission of a felony involving moral turpitude;

              (b) By the Company, upon 30 days' notice to Employee, if he should be prevented by illness, accident or other disability (mental or physical) from discharging his duties hereunder for one or more periods totalling three months during any twelve-month period;

              (c) By the Company, without cause, or by Employee with "Good Reason" (as hereinafter defined), provided that if Employee's employment is terminated pursuant to this Section 7(c), Employee shall be entitled to receive his then current salary as set forth in Section 4(a) above, but not a performance bonus, for one year from the date of termination, payable in accordance with


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the Company's payroll policy as constituted from time to time, together with any accrued vacation pay at his then current salary and in the amounts set forth in
Section 4(a) above. The Employee shall be entitled to terminate his employment for "Good Reason" if his responsibilities or authority are reduced or diluted in any material way without his consent or if he is relocated to another Company office or facility more than 50 miles from Columbia, Maryland without his consent.

              (d) By the event of Employee's death during the term of his employment; whereupon the Company's obligation to pay further compensation hereunder shall cease forthwith, except that Employee's legal representative shall be entitled to receive his fixed compensation for the period up to the last day of the month in which such death shall have occurred.

       8. All Business to be Property of the Company; Assignment of Intellectual Property.

              (a) Employee agrees that any and all presently existing business of the Company and all business developed by him or any other employee of the Company including without limitation all contracts, fees, commissions, compensation, records, customer or client lists, agreements and any other incident of any business developed, earned or carried on by Employee for the Company is and shall be the exclusive property of the Company, and (where applicable) shall be payable directly to the Company.

              (b) Employee hereby grants to the Company (without any separate remuneration or compensation other than that received by him from time to time in the course of his employment) his entire right, title and interest throughout the world in and to, all research, information, procedures, developments, all inventions and improvements whether patentable or nonpatentable, patents and applications therefor, trademarks and applications therefor, copyrights and applications therefor, programs, trade secrets, plans, methods, and all other data and know-how (herein sometimes "Intellectual Property") made, conceived, developed and/or acquired by him solely or jointly with others during the period of his employment with the Company, which are either (i) made, conceived, developed or acquired during regular business hours or on the premises of, or using properties of, the Company or in the regular scope of Employee's employment by the Company or (ii) if related to the Company's business, whether or not made, conceived, developed or acquired during regular business hours or on the premises of, or using properties of, the Company or in the regular scope of Employee's employment by the Company.

       9. Confidentiality. Except as necessary in performance of services for the Company or if required by law and except for such information that becomes generally available to the public through no fault of Employee, Employee shall not, either during the period of his employment with the Company or thereafter, use for his own benefit or disclose to or use for the benefit of any person outside the Company, any information concerning any Intellectual Property, or other confidential or proprietary information of the Company, including without limitation, any of the materials listed in Section 8(a), whether Employee has such information in his memory or embodied in writing or other tangible form. All originals and copies of any of the foregoing, however and whenever produced, shall be the sole property of the Company, not to be removed from the premises or custody of the Company without in each instance first obtaining authorization of the Company, which authorization may be revoked by the Company at any time. Upon the termination of Employee's employment in any manner or for any reason, Employee shall promptly surrender to the Company all copies of any of the foregoing, together with any documents, materials, data, information and equipment belonging to or relating to the Company's business and in his possession, custody or control, and Employee shall not thereafter retain or deliver to any other person any of the foregoing or any summary or memorandum thereof.

       10. Non-Competition Covenant. As the Employee is being granted options to purchase stock in the Company and as such has a financial interest in the success of the Company's


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business and as Employee recognizes that the Company would be substantially injured by Employee competing with the Company, Employee agrees and warrants that within the United States, he will not, unless acting with the Company's express prior written consent, directly or indirectly, while an employee of the Company and during the Non-Competition Period, as defined below, own, operate, join, control, participate in, or be connected as an officer, director, employee, partner, stockholder, consultant, or otherwise with, any business or entity which competes with the business of the Company (or its successors or assigns) as such business is now constituted or as it may be constituted at any time during the term of this Agreement; provided, however, that Employee may own less than one percent of the equity of a publicly traded company. The "Non-Competition Period" shall be a period of one year following termination of employment.

       Employee and the Company are of the belief that the period of time and the area herein specified are reasonable in view of the nature of the business in which the Company is engaged and proposes to engage, the state of its business development and Employee's knowledge of this business. However, if such period or such area should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months or such area shall be reduced by elimination of such portion of such area, or both, as are deemed unreasonable, so that this covenant may be enforced in such area and during such period of time as is adjudged to be reasonable.

       11. Non-Solicitation Agreement. Employee agrees and covenants that he will not, unless acting with the Company's express written consent, directly or indirectly, during the term of this Agreement or for a period of one year thereafter solicit, entice away or interfere with the Company's contractual relationships with any customer, client, officer or employee of the Company.

       12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or three days after having been mailed by first class mail, postage prepaid, or twenty-four hours after having been sent by Federal Express or similar overnight delivery services, as follows: (a) if to Employee, at the address shown at the head of this Agreement, or to such other person(s) or address(es) as Employee shall have furnished to the Company in writing; and (b) if to the Company, at the address shown at the head of this Agreement,
Attention: Chairman of the Board, with a copy to David A. White, Esq., White & McDermott, P.C., 65 William Street, Wellesley, Massachusetts 02481, or to such other person(s) or address(es) as the Company shall have furnished to the Employee in writing.

       13. Assignability. In the event that the Company shall be merged with, or consolidated into, any other corporation, or in the event that it shall sell and transfer substantially all of its assets to another corporation, the terms of this Agreement shall inure to the benefit of, and be assumed by, the corporation resulting from such merger or consolidation, or to which the Company's assets shall be sold and transferred. This Agreement shall not be assignable by Employee, but it shall be binding upon, and to the extent provided in Section 7 shall inure to the benefit of, his heirs, executors, administrators and legal representatives.

       14. Entire Agreement. This Agreement contains the entire agreement between the Company and Employee with respect to the subject matter hereof and there have been no oral or other prior agreements of any kind whatsoever as a condition precedent or inducement to the signing of this Agreement or otherwise concerning this Agreement or the subject matter hereof.

       15. Equitable Relief. Employee recognizes and agrees that the Company's remedy at law for any breach of the provisions of Sections 8, 9, 10 or 11 hereof would be inadequate, and he agrees that for breach of such provisions, the Company shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance. Should Employee engage in


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any activities prohibited by this Agreement, he agrees to pay over to the
Company all compensation, remuneration or monies or property of any sort received in connection with such activities; such payment shall not impair any rights or remedies of the Company or obligations or liabilities of Employee which such parties may have under this Agreement or applicable law.

       16. Amendments. This Agreement may not be amended, nor shall any change, waiver, modification, consent or discharge be effected except by written instrument executed by the Company and Employee.

       17. Severability. If any part of any term or provision of this Agreement shall be held or deemed to be invalid, inoperative or unenforceable to any extent by a court of competent jurisdiction, such circumstances shall in no way affect any other term or provision of this Agreement, the application of such term or provision in any other circumstances, or the validity or enforceability of this Agreement.

       18. Paragraph Headings. The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation hereof.

       19. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of Delaware, without regard to principles of conflict of law.

       20. Resolution of Disputes. With the exception of proceedings for equitable relief brought pursuant to Section 15 of this Agreement or any stock option agreement, any controversy, claim or dispute of whatever nature arising between the parties, including but not limited to those arising out of or relating to this Agreement or any stock option agreement or the construction, interpretation, performance, breach, termination, enforceability or validity of such agreements or the arbitration provisions contained in this Agreement, whether such claim existed prior to or arises on or after the date of this Agreement, including the determination of the scope of this agreement to arbitrate, shall be determined by arbitration in Baltimore, Maryland by one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except that (a) every person named on all lists of potential arbitrators shall be a neutral and impartial lawyer with excellent academic and professional credentials (i) who has practiced law for at least 15 years, specializing in either general commercial litigation or general corporate and commercial matters, with substantial experience in the preparation, negotiation and/or litigation of employment agreements and the grant of stock options, and (ii) who has had experience, and is generally available to serve, as an arbitrator, and (b) each party shall be entitled to strike on a peremptory basis, for any reason or no reason, any or all of the names of potential arbitrators on any list submitted to the parties by the AAA as well as any person selected by the AAA to serve as an arbitrator by administrative appointment. In the event the parties cannot agree on the selection of the arbitrator from the one or more lists submitted by the AAA within 30 days after the AAA transmits to the parties its first list of potential arbitrators, the President of the Maryland Bar Association shall nominate three persons who, in his or her opinion, meet the criteria set forth herein, which nominees may not include persons named on any list submitted by the AAA. Each party shall be entitled to strike one of such three nominees on a peremptory basis within 10 days after its receipt of such list of nominees, indicating its order of preference with respect to the remaining nominees. If two such nominees have been stricken by the parties, the unstricken nominee shall be the arbitrator. Otherwise, the selection of the arbitrator shall be made by the AAA from the remaining nominees in accordance with the parties' mutual order of preference, or by random selection in the absence of a mutual order of preference. The arbitrator shall base his award on applicable law and judicial precedent, shall include in such award written findings of fact and conclusions of law upon which the award is based and shall not grant any remedy or relief that a court could not grant under applicable law. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.


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       21. Indemnification. The Employee shall be entitled to liability and expense indemnification to the fullest extent permitted by the Company's current By-laws and Certificate of Incorporation, whether or not the same are subsequently amended.

       22. Survivorship. The respective rights and obligations of the parties to this Agreement shall survive any termination of this Agreement or the Employee's employment hereunder for any reason to the extent necessary to the intended preservation of such rights and obligations.

       IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.

                                     NOVAVAX, INC.

[SEAL]

                                     By:
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                                        Mitchell J. Kelly, Interim President and
                                        Chief Executive Officer


                                     -------------------------------------------
                                     John A. Spears








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